FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 13, 2014

FBL Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266-5997
(Address of principal executive offices)		(Zip Code)

(515) 225-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Richard J. Kypta, Chief Operating Officer - Life Companies, will retire effective March 1, 2014. Kypta has served in this position since March 2008 after joining FBL Financial Group in 2007 as Senior Vice President and General Counsel.

(c) John D. Currier, Jr., currently serving as Chief Actuary, will become Chief Operating Officer - Life Companies effective with Kypta's retirement on March 1, 2014.

Currier joined FBL Financial Group in June 2013 as Chief Actuary and has been responsible for life actuarial matters. Prior to joining FBL, Currier held a number of actuarial and product management roles with Aviva USA, ING U.S. Financial Services and Conseco, most recently serving on the executive team at Aviva USA as Chief Actuary. He started his career with the actuarial consulting firm of Beckley & Associates. Currier holds a bachelor's degree in actuarial science from Butler University. He is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. In addition, he is a member of the Butler University Actuarial Science Board of Visitors.

Item 7.01 Regulation FD Disclosure
On January 13, 2014 FBL Financial Group announcing that Richard J. Kypta, Chief Operating Officer - Life Companies, will retire March 1, 2014. John D. Currier, Jr., currently Chief Actuary, will become Chief Operating Officer - Life Companies upon Kypta’s retirement. The news release is furnished as Exhibit 99.1. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
(Registrant)

Date: January 13, 2014

/s/ Donald J. Seibel
Donald J. Seibel
Chief Financial Officer

EXHIBIT INDEX

Exhibit No:    Description

Exhibit 99.1    News release of the registrant dated January 13, 2014